Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2014 relating to the financial statements and effectiveness of internal control over financial reporting, which appears in Centrus Energy Corp’s (formerly USEC, Inc.) Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

November 21, 2014